UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012 (June 1, 2012)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.              Other Events.

On June 1, 2012, NewLink Genetics Corporation (Nasdaq: NLNK) announced results from a Phase 2 investigator-initiated study of NewLink's HyperAcute® Melanoma immunotherapy product candidate in combination with pegylated interferon (Sylatron, Merck). The data were published in an abstract (No: e19008) at the American Society of Clinical Oncology (ASCO) 2012 Annual Meeting being held in Chicago, IL. This is in advance of presentations scheduled for Monday, June 4th at ASCO regarding NewLink's HyperAcute-Pancreas (algenpantucel-L) and HyperAcute-Lung (tergenpumatucel-L) immunotherapy product candidates and IDO pathway inhibitor, NLG8189 (D-1mT) product candidate.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 1, 2012, entitled “Data from an Investigator-Initiated Phase 2 Study of NewLink Genetics' HyperAcute® Melanoma Immunotherapy Published in 2012 ASCO Annual Meeting Abstracts”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    June 1, 2012

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated June 1, 2012, entitled “Data from an Investigator-Initiated Phase 2 Study of NewLink Genetics' HyperAcute® Melanoma Immunotherapy Published in 2012 ASCO Annual Meeting Abstracts”

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